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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Stone & Webster, Incorporated on Form S-8 of our report dated February 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K.

         We further consent to the reference to our firm in this Registration Statement under the caption "Interests of Named Experts and Counsel."


                                       /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 5, 1999